June 16, 2006

Re: Disbursements from Property Sales in Wells Fund II and Wells Fund II-OW

Dear Wells L.P. Investor:

We are pleased to announce that the General Partners of your Wells limited partnership portfolio anticipate making the first distribution of net proceeds from the sale of certain properties. Wells Fund II and Wells Fund II-OW will be participating in this distribution, which is scheduled to take place in the fourth quarter of 2006.

In strict accordance with the partnership agreement, as amended, distributions will be made to limited partners of record as of September 30, 2006. Under the partnership agreement, transfers of units are effective on the first day of the quarter following receipt of the request. Therefore, an investor must be on record as a limited partner prior to July 1, 2006, in order to be eligible for this distribution.

Examples:

  If you are in the process of completing a sale on the secondary market, and should the transaction be completed prior to July 1, 2006, the new limited partner will receive the distribution of net sale proceeds.
  If you are in the process of purchasing units on the secondary market, the transaction must be completed prior to July 1, 2006, in order for you to participate in this distribution.

As a reminder, the partnership agreement dictates how proceeds will be distributed. Therefore, we anticipate that Class "A" limited partners will not be eligible for this distribution. In the next 30-60 days, we will inform you as to whether your units will participate in this disbursement of net sale proceeds, the estimated amount of your distribution (if any), and the various means for receiving funds.

Please note that the amounts to be received by each limited partner cannot be determined at this time since the limited partners of record have not been finalized. Also, in accordance with the terms of the partnership agreement, the General Partners will not be receiving any sale proceeds at this time.

For your reference, shown below is a listing of the fund(s) in which you are a limited partner.
We also have included information regarding the specific property sales from which we expect this disbursement of net sale proceeds to be generated and the total anticipated disbursement amount for each Wells L.P. fund.

Wells Fund Anticipated Disbursement

Wells Real Estate Fund II $6,000,000

Cherokee Commons

Heritage Place (retail)

880 Holcomb Bridge Road

Brookwood Grill

Wells Real Estate Fund II-OW $325,000

Cherokee Commons

Heritage Place (retail)

880 Holcomb Bridge Road

Brookwood Grill

Should you have any questions about your investment, please contact us at 800-557-4830. Our Client Services Specialists are available Monday through Thursday from 8:15 a.m. to 6:30 p.m., and Friday from 8:15 a.m. to 5:30 p.m. (ET). You also may send an e-mail to investor.services@wellsref.com.

Thank you for investing with Wells Real Estate Funds.

Sincerely,

/s/ Leo F. Wells III

Leo F. Wells III

General Partner

cc: Financial Representative

This correspondence may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made herein. Factors that could contribute to such differences include, but are not limited to, changes in general economic and business conditions, changes in real estate conditions, industry trends, construction delays, changes in government rules and regulations (including changes in tax laws), lease-up risks, lack of availability of financing, lack of availability of capital proceeds, and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this correspondence. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. This is neither an offer nor a solicitation to purchase securities.